UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 27, 2023
PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey		07302
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code 732-590-9200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol Symbol(s)	Name of each exchange on which registered
Common	PFS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operation and Financial Condition.

On January 27, 2023, Provident Financial Services, Inc. (the “Company”) issued a release reporting its financial results for the quarter and year ended December 31, 2022. A copy of the release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 7.01    Regulation FD Disclosure.

On January 27, 2023, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.24 per common share, payable on February 24, 2023 to stockholders of record on February 10, 2023. In addition, the Company announced that its Annual Meeting of Stockholders will be held on April 27, 2023 as a virtual meeting. The record date for the Annual Meeting will be March 1, 2023.

These announcements were included as part of the release announcing financial results for the quarter and year ended December 31, 2022 and attached as Exhibit 99.1 to this report. A copy of the release is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01.    Financial Statements and Exhibits

(a)     Financial Statements of Businesses Acquired. Not applicable.

(b)    Pro Forma Financial Information. Not applicable.

(c)     Shell Company Transactions. Not applicable.

(d)    Exhibits.

Exhibit No.        Description

99.1    Release issued by the Company on January 27, 2023 announcing its financial results for the quarter and year ended December 31, 2022, the declaration of a quarterly cash dividend and the establishment of the date for the Annual Meeting of Stockholders.

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

DATE:	January 27, 2023	By:/s/ Anthony J. Labozzetta
Anthony J. Labozzetta
President and Chief Executive Officer